THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933. IN ADDITION, THESE SECURITIES ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 9 OF THIS WARRANT.

WARRANT

To Purchase Shares of the capital stock of
MEDECISION, INC.

dated as of September 15, 1999

1. GRANT OF THE RIGHT TO PURCHASE STOCK.

a. For value received, and pursuant to the terms of the Note and Purchase Agreement dated September 15, 1999 among MEDecision, Inc. (the “Company”) and the other parties thereto (the “Purchase Agreement”), the Company hereby grants to Liberty Ventures I, L.P. (“Warrantholder”) the right, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from the Company, 60,000 fully paid and non-assessable shares (the “Shares”) of the Common Stock of the Company (the “Common Stock”) (the “Warrant”). The Exercise Price for the Shares issuable upon the exercise of this Warrant shall be $2 00 per share.

b. Only a single exercise of this Warrant shall be permitted, and such exercise shall be for the full number of Shares or other property into which this Warrant shall be exercisable at such time. Upon exercise and the issuance of such Shares or other property all other rights hereunder shall expire

2. EXERCISE OF WARRANT

a. Notice of Exercise. The purchase rights set forth in this Warrant are exercisable by the Warrantholder at any time prior to the expiration of the term set forth in Section 3 of this Agreement by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Annex I (the “Notice of Exercise”), duly completed and executed. Upon receipt of the Notice of Exercise and the payment of the Exercise Price in accordance with the terms of Section 2(b) or (c) of this Agreement, the Company shall issue to the Warrantholder a certificate for the number of Shares purchased and shall execute the Acknowledgment of Exercise indication that no Shares remain subject to future purchases.

b. Payment of Exercise Price. Payment of the Exercise shall be made (i) in cash or bank check payable to the order of the Company, or by wire transfer, or (ii) in the manner provided in Section 2(c) of this Agreement.

c. Net Issuance Rights. Warrantholder may exercise its rights to receive the Shares on a net basis, such that, without the exchange of any funds and upon surrender of the Warrant, the Warrantholder receives Shares equal to the value (as determined below) of this Warrant by surrender of the Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Warrantholder a number of Shares computed using the following formula:

X = Y(A-B)

A

Where X = the number of Shares to be issued to the Warrantholder.

Y = the number of Shares subject to this Warrant.

A = the fair market value of each Share (as determined by the Board of Directors).

B = Exercise Price.

3. TERM OF WARRANT. Except as otherwise provided for herein, the term of this Warrant and the right to purchase Shares as granted herein shall commence on the date of execution hereof and shall be exercisable until the earlier of (i) the closing of a Qualified Public Offering, or (ii) September 15, 2006.

4. RESERVATION OF SHARES. During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of Shares to provide for the xercise of the rights to purchase Shares as provided herein.

5. NO FRACTIONAL SHARES. No fractional shares representing fractional shares shall be issued upon the exercise of the Warrantholder’s rights to purchase Shares, but in lieu of such fractional shares the Company shall make a cash payment therefor.

6. ADJUSTMENT RIGHTS. The exercise price per share and the number of shares of Common Stock purchasable hereunder shall be subject to adjustment as follows:

a. Stock Dividends. If the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such stock dividend, subdivision or split-up, the exercise price shall be appropriately decreased so that the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

b. Stock Combination. If the number of shares of Common Stock outstanding is decreased by a combination of the shares of Common Stock then, following the record date for such combination, the exercise price shall be appropriately increased so that the number of shares of Common Stock issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

c. Reclassification of Common Stock; Merger, Consolidation or Sale of Assets. In the event of any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the merger, consolidation or sale of the Company (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the shares of Common Stock), this Warrant shall after such reorganization, reclassification, merger, consolidation or sale represent the right to acquire the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such merger, consolidation or sale to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, merger, consolidation or sale) upon exercise of the Warrant would have been entitled upon such reorganization, reclassification, merger, consolidation or sale. The provisions of this Section 6(c) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, or sales.

d. Issuance of Common Shares at Other Than Exercise Price.

(i) If the Company shall issue any shares of Common Stock or other securities of the Company convertible into or exchangeable for shares of Common Stock (other than shares of Common Stock (a) issued upon conversion of warrants issued under the Purchase Agreement, upon conversion of any outstanding shares of Series A Preferred Stock, or pursuant to the exercise of options to purchase Common Stock, not to exceed in the aggregate 4,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like with respect to the Common Stock), or (b) issued pursuant to a transaction which is described in Section 4.l(b)(iv)(C)(l)(f) or Section 4.l(b)(iv)(C)(l)(g) of the Company’s Articles of Incorporation), without consideration or for a consideration per share less than the exercise price in effect immediately prior to such issuance, the exercise price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to $.00001 if such issuance is without consideration or such consideration per share if such issuance is for consideration per share less than the exercise price in effect immediately prior to such issuance.

(ii) If the Company shall issue any shares of Common Stock or other securities of the Company convertible into or exchangeable for shares of Common Stock (other than shares of Common Stock issued upon conversion of warrants issued under the Purchase Agreement, upon conversion of any outstanding shares of Series A Preferred Stock, or pursuant to the exercise of options to purchase Common Stock, not to exceed in the aggregate 4,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like with respect to the Common Stock)) pursuant to a transaction which is described in Section 4.l(b)(iv)(C)(l)(f) or Section 4.1(b)(iv)(C)(l)(g) of the Company’s Articles of Incorporation, without consideration or for a consideration per share less than the exercise price in effect immediately prior to such issuance, the exercise price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to

A. an amount equal to the sum of

(x) The total number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the exercise price in effect immediately prior to such issuance, plus

(y) the consideration received by the Company upon such issuance,

divided by

B. the total number of shares of Common Stock outstanding immediately after the issuance of such shares of Common Stock.

(iii) No adjustment shall be made under this Section 6(d) upon the issuance of shares of Common Stock pursuant to the exercise, conversion or exchange of other securities of the Company if any such adjustment shall previously have been made under this Section 6(d) or was not required pursuant to this Section 6(d).

7. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrantholder’s rights to purchase Shares as provided for herein. No provision of this Warrant, in the absence of affirmative action by the Warrantholder to purchase Shares, and no enumeration in this Warrant of the rights or privileges of the Warrantholder, will give rise to any liability of such Warrantholder for the Exercise Price of the Shares acquirable by exercise hereof or as a stockholder of the Company.

8. WARRANTHOLDER REGISTRY. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant.

9. TRANSFERS.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933. IN ADDITION, THESE SECURITIES ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS SECTION 9.

a. Subject to the restrictions, terms and conditions contained in this Section 9, this Warrant and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee; provided, however, that in no event shall the number of transfers of the rights and interests in all of the Warrant exceed 3 transfers, excluding transfers to Warrantholder’s parent or a majority owned subsidiary of Warrantholder’s parent or Warrantholder who takes subject to the restrictions contained herein. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Annex II (the “Transfer Notice”) at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

b. Legends. The Warrantholder agrees that the Company may place or cause to be placed on this Warrant and the certificates representing the Shares any appropriate legend or legends containing restrictions on transfer necessary under the Act and any other applicable state corporations or securities statutes and regulations, including the legend appearing at the beginning of this Agreement.

10. MISCELLANEOUS.

a. Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Warrantholder and the Company.

b. Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant; provided, however, that (i) the liability of each Warrantholder under this Section 10(b) shall be limited to the outstanding principal amount of the Demand Notes issued by the Company to such Warrantholder under the Purchase Agreement, and (ii) the liability of the Company to a Warrantholder under this Section 10(b) shall be limited to the principal amount of the Demand Notes issued by the Company to such Warrantholder under the Purchase Agreement.

c. Governing Law. This Warrant shall be governed by and construed for all purposes under and in accordance with the laws of the Commonwealth of Pennsylvania.

d. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

e. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, or on the fifth day following mailing by registered or certified mail, return receipt requested, postage paid, or within one day of being sent by reputable overnight courier, addressed (i) to the Warrantholder at the address, telephone number and fax number set forth for the Warrantholder in the Purchase Agreement, and (ii) to the Company at 724 W. Lancaster Avenue, Suite 200, Wayne, PA 19087, Attention: Chief Executive Officer, or at such other address as any such party may subsequently designate by written notice to the other party.

f. Specific Performance. The Company recognizes and agrees that the Warrantholder may not have an adequate remedy if the Company fails to comply with this Agreement and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

g. Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

h. Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

i. Amendments. Any provision of this Warrant may be amended by a written instrument signed by the Company and by the Warrantholder.

j. Representations of the Company. The Company hereby makes to the Warrantholder each of the representations, warranties and covenants set forth in the Purchase Agreement, subject to the applicable limitations set forth therein.

Purchase Agreement, subject to the applicable limitations set forth therein.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: Sept 15, 1999

Company:
MEDECISION, INC.
By:	/s/ David St. Clair

Title:	CEO

Warrantholder:

Liberty Ventures I, L.P.
By:	/s/ Thomas R. Morse

Title:	President, Liberty Ventures, Inc. Managing General Partner

Annex I

NOTICE OF EXERCISE

To: _____________________________

(1)

The undersigned Warrantholder hereby elects to purchase _____________________ shares of ______________________ of MEDecision, Inc. (the “Shares”), pursuant to the terms of the Warrant dated the _________________________ day of _______________________, _______ (the “Warrant”) between MEDecision, Inc. and the Warrantholder.

(2)	In exercising its rights to purchase the Shares, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 8 of the Warrant.
(3)	Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)
Warrantholder:

By:

Title:

Date:

ACKNOWLEDGMENT OF EXERCISE

The undersigned _______________________________, hereby acknowledges receipt of the “Notice of Exercise” from ________________________, to purchase _________________________ shares of the Common Stock of MEDecision, Inc., pursuant to the terms of the Warrant, and further acknowledges that no shares remain subject to purchase under the terms of the Warrant.

Company: MEDECISION, INC.

By:

Title:

Date:

Annex II

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933. IN ADDITION, THE WARRANT IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 8 OF THE WARRANT.

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated

Warrantholder’s Signature

Warrantholder’s Address

Signature Guaranteed:

1. NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.